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                                    EXHIBIT
                                       2
   Opinion and Consent of Counsel as to the legality of the securities being registered.
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[MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY LETTERHEAD]


July 25, 1997


Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, Massachusetts 06154

Dear Sirs/Madame:

In my capacity as Counsel of Massachusetts Mutual Life Insurance Company (the "Company"), I have participated in the preparation of this Pre-Effective Amendment Number 2 to the Registration Statement on Form S-6 under the Securities Act of 1933 of the Company's Variable Riders to Group Flexible Premium Adjustable Life Insurance Certificate (the "Policies") and in the registration of Massachusetts Mutual Variable Life Separate Account I under the Investment Company Act of 1940.

I am of the following opinion:

1. Massachusetts Mutual Variable Life Separate Account I is a separate account of the Company validly existing pursuant to the Massachusetts Insurance Code and regulations issued thereunder.

2. The assets held in Massachusetts Mutual Variable Life Separate Account I equal to the reserves and other policy liabilities of the Policies which are supported by Massachusetts Mutual Variable Life Separate Account I are not chargeable with liabilities arising out of any other business the Company may conduct.

3. The Variable Rider to Group Flexible Premium Adjustable Life Insurance Certificate, when issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable state law, are legally issued and binding obligations of the Company in accordance with their terms.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to this amendment to the Registration Statement filed under the Securities Act of 1933.

Sincerely,


/S/ JAMES RODOLAKIS
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James Rodolakis
Counsel